SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported): June 25, 2004 (June 25, 2004)


                            ONLINE POWER SUPPLY, INC.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Nevada                       00-29669                84-1176494
----------------------------      ---------------------     --------------------
(State or other jurisdiction      (Commission File No.)      (I.R.S. Employer
      of incorporation)                                     Identification No.)



     8100 South Akron Street, Suite 308
     Englewood, Colorado 80112                                   80112
-------------------------------------------------------     --------------------
    (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (303) 741-5641


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP


     See Attached News Release with Motion and Form of Order.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ONLINE POWER SUPPLY, INC.


Dated: June 25, 2004                        By:    /s/  Gary Y Young
                                                 -------------------------------
                                                 GARY YOUNG,
                                                 Chief Executive Officer



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[GRAPHICS OMITTED - COMPANY LOGO]


FOR IMMEDIATE RELEASE:                                                      NEWS
June 25, 2004                                                           OTC-OPWR

                          OPS AGREES TO AUCTION ASSETS

CENTENNIAL, COLO. - OnLine Power Supply, Inc.-OPS (OTC-OPWR), which filed for protection under Chapter 11 of the Bankruptcy Code on May 14, 2004, announced today that it has filed a motion with the Bankruptcy Court to sell substantially all of its assets, including patents, equipment, inventory and other assets used in connection with its business as a going concern at auction to Saturn Engineering and Electronics, Inc. ("Saturn") for $400,000.00, subject to higher and better offers. Saturn will be allowed to credit the outstanding balance due on certain debtor in possession financing provided by Saturn. OPS will retain its interest in its cash, accounts receivable, litigation and avoidance actions.

The auction of the assets is scheduled for 10:00 a.m. on Friday, August 20, 2004 at the offices of Sender & Wasserman, P.C., 1999 Broadway, Suite 2305, Denver, CO 80202. The Bankruptcy Court has also scheduled a hearing on the approval of the Motion to Sell and the selection of the Successful Bidder for August 20, 2004 at 1:30 p.m. in Courtroom C of the United States Bankruptcy Court, 721 19th Street, Denver, CO 80202. Under the terms of the proposed sale, following Court approval, OPS will cease to operate, the case will be converted to a Chapter 7 and thereafter OPS's remaining assets will be liquidated and distributed to OPS's creditors. At the present time, OPS does not believe there will be any equity remaining after the payment of debts for distribution to the shareholders

Any party who is interested in participating in the auction of the assets of OPS should contact the company or its counsel for a copy of the Order establishing the sale and auction procedures and other relevant information.

On June 3, 2004, the Bankruptcy Court entered its Order authorizing OPS to borrow up to $125,000.00 from Saturn, in order to allow OPS to continue to operate pending the consummation of the sale of OPS's assets. The borrowing is secured by substantially all of OPS's assets.

Copies of all pleadings can be obtained through the U.S. Bankruptcy Court for the District of Colorado.

OPS holds a U.S patent for the process of producing AC to DC power supplies that provide efficiencies of up to 97 percent, extended operating temperature ranges and above average power densities, all with no magnetic thermal deration. This innovation is called Distributed Power Magnetics (DPM) and is the first significant breakthrough in power supply technology in over 23 years. The sophisticated DPM products also boast impressive MTBF statistics, all in the lightest and smallest footprint available for their particular configurations. Benefited industries include telecommunications, data communications, networking and industrial. For additional information, visit www.powersupply.com, or call 1-800-445-4824.

CONTACT:                                    CONTACT:
John Wasserman, Esq.                        Christie Maxwell
Sender & Wasserman, P.C.                    Vice President of Operations
jwass@sendwass.com                          OnLine Power Supply, Inc.
Tel: 303-296-1999                           cmaxwell@powersupply.com
                                            Tel: 303-705-5259

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF COLORADO

In re:                                  )
                                        )
ONLINE POWER SUPPLY, INC.               )
a Nevada corporation                    )
                                        ) Bankruptcy Case No. 04-20467-ABC
TIN:  84-1176494                        )  Chapter 11
                                        )
         Debtor.                        )
________________________________________________________________________________
________________________________________________________________________________


        MOTION TO APPROVE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE
             ESTATE, FREE AND CLEAR OF LIENS, CLAIMS AND INTERESTS,
                     PURSUANT TO 11 U.S.C. SS.363(B) AND (F)
________________________________________________________________________________


     OnLine Power Supply, Inc., Debtor in Possession herein, by and through its counsel Sender & Wasserman, P.C. and for its Motion for Approval of Sale of Substantially All of the Assets of the Estate, Free and Clear of Liens, Claims and Interests, pursuant to 11 U.S.C.ss.363(b) and (f), hereby states as follows:

     1. The Debtor filed its petition for relief under Chapter 11 of the Bankruptcy Code on May 14, 2004, and since that date has been operating as a Debtor in Possession.

     2. The Debtor is engaged in the design, manufacture, marketing, sale and distribution of power supply technology and products that convert AC power from primary sources to precisely controlled DC power for sensitive electronic products (the "business").

     3. On May 14, 2004, the Debtor filed its Motion to Approve Debtor in Possession Financing as well as an Motion for Interim Order Approving Debtor in Possession Financing and a request for an emergency hearing thereon. Saturn Electronics & Engineering, Inc. ("Saturn"), has agreed to provide the Debtor with Debtor in Possession Financing up to $125,000 under the provisions of 11 U.S.C. ss.364(c)(1) and (c)(3), to enable the Debtor to maintain its operations pending a sale pursuant to 11 U.S.C. ss.363. A Final Order approving the Debtor in Possession Financing entered on June 3, 2004.

     4. An Asset Purchase Agreement has been negotiated between the Debtor and Saturn, whereby Saturn directly or through one or more of its affiliates or acquisition entities to be created intend to purchase, subject to the approval of this Court, substantially all of the equipment, inventory and other assets used by the Debtor in connection with the Business as a going concern and substantially all goodwill, intellectual property, contracts, purchase orders and intangibles associated therewith (collectively the "Assets"). The Assets will be purchased free and clear of all liens and claims. Saturn has offered to purchase the Assets in exchange for cash in the amount of $400,000.00 (which amount shall include a credit for the outstanding balance due to Saturn for the Debtor in Possession Financing plus Saturn's reasonable non-default legal fees up to a maximum of $25,000.00 associated with the Debtor in Possession Financing). The Debtor will retain its interest in its cash, accounts receivable, litigation (other than claims against Saturn) and avoidance actions.

     5. Subject to application and further order of the Court, Saturn, if it is not the Successful Bidder, shall be entitled to receive from the proceeds of the sale, reimbursement of its reasonable fees and expenses incurred in the negotiation and preparation of the Asset Purchase Agreement, due diligence and participation in the auction (including its reasonable professional fees) up to a maximum of $25,000.00 (the "Due Diligence Expenses"); provided, that any non-default fees and expenses reimbursed to Saturn under the Debtor in Possession Financing shall be credited against the $25,000.00 maximum.

     6. The following is a summary of the pre-petition relationship between the Debtor and Saturn:

     1. Saturn owns 1,000,000 shares of the Debtor's common stock which represents 4.7% of the outstanding stock.

     2. During the period March 2000 to August 2002, Saturn served as the exclusive manufacturer of the Debtor's power conversion units. As of the petition date, the Debtor owed Saturn $1,400,000 which stemmed from that relationship.

     3. During the course of the contract manufacturing relationship, the Debtor delivered test equipment to Saturn at its facility in de Monterrey, Mexico, which equipment is still being held by Saturn and is included in the proposed asset sale. The equipment was purchased between 1999 and 2000 for a price of approximately $300,000. The test equipment has an estimated current market value between $20,000 to $40,000.

     4. The Debtor and Saturn are also parties to a lawsuit pending in the U.S. District Court for Colorado in which the Debtor claimed breach of contract, unjust enrichment, tortious interference and breach of fiduciary duty. Saturn filed a counterclaim principally for (i) injunctive relief, requesting that an order be entered by the court enjoining the Debtor from transferring its manufacturing business to OEM; and (ii) breach of contract for nonpayment of at least $1.4 million for the manufacture of product. In furtherance of its counterclaim for injunctive relief, Saturn filed a motion for preliminary injunction, requesting the court to order the Debtor to send all its manufacturing business to Saturn and not take any action to continue the Debtor's relationship with OEM. Since April 2003, no significant action has taken place in the case while the parties tried to reach a settlement. The District Court recently entered a Show Cause Order to show why the case should not be dismissed. The Debtor chose not to prosecute its action, however, Saturn is pursuing a default judgment against the Debtor which was scheduled to be heard or ruled upon on May 15, 2004, which action has been stayed by the filing of the petition. Debtor has acknowledged in connection with the Debtor in Possession Financing that Saturn is owed, prepetition, an unsecured claim of at least $1,400,000.

     7. The only secured creditor of the estate is OEM Worldwide, LLC ("OEM") which holds a secured claim arising from an agreement between the Debtor and OEM under which OEM buys raw materials and manufactures finished products for the Debtor. The finished products are sold to third parties. OEM holds a perfected security interest in the account receivable generated from the sale of the finished products. As of the petition date, OEM's secured claim was scheduled in the amount of $33,138.16. On May 14, 2004, the Debtor filed its Motion to Approve Stipulation with OEM Worldwide, LLC re Authorizing Use of Cash Collateral, for Post-Petition Financing, Providing Adequate Protection and Modifying Automatic Stay. No objections were received after notice and a final order approving the Stipulation entered on June 3, 2004. Under the Stipulation, OEM is granted a replacement lien in the Debtor's post-petition receivables, to the extent of the use of cash collateral and is further granted a security interest in the Debtor's post-petition accounts receivable generated from the sale of OEM manufactured products up to the post-petition payable due to OEM.

     8. In addition, there may be tax liens arising from prepetition sales and personal property taxes owing to Arapahoe County and the Colorado Department of Revenue. The Debtor has scheduled property tax obligations owing to Arapahoe County in the amount of $35,163.84.

     9. The sale to Saturn shall be subject to an auction procedure and other higher and better offers. The Bankruptcy Court has approved procedures for the auction and sale of the Assets, a summary of which is attached hereto as EXHIBIT
B. The auction is scheduled for 10:00 a.m. on Friday, August 20, 2004 at the offices of Sender & Wasserman, P.C., 1999 Broadway, Suite 2305, Denver, CO 80202. The Bankruptcy Court has also scheduled a hearing on the approval of the Motion to Sell and the selection of the Successful Bidder for August 20, 2004 at 1:30 p.m. in Courtroom C of the United States Bankruptcy Court, 721 19th Street, Denver, CO 80202. Under the terms of the proposed sale, following Court approval, the Debtor will cease to operate, the case will be converted to a Chapter 7 and thereafter the Debtor's remaining Assets will be liquidated and distributed to the Debtor's creditors.

     10. The Debtor requests that the Court approve the sale of the Assets, free and clear of all claims, liens and interests, under the provisions of 11 U.S.C. ss.363(f). The sale free and clear of liens, claims and interests is proper under 11 U.S.C. ss.363(f)(3) as the proceeds will be sufficient to pay the secured claims in full. The secured claims will be paid from the proceeds of the sale and the liens will attach to such proceeds pending payment. It is in the best interest of the Debtor, its estate and creditors to accept the offer of Saturn for the purchase of substantially all of Debtor's assets, as heretofore described, subject to higher or otherwise better competitive bids

     WHEREFORE, the Debtor respectfully requests that this Court enter an Order in the form attached, approving the sale of the Assets to Saturn, under the terms and conditions of the Asset Purchase Agreement, attached hereto as EXHIBIT A, subject to higher or otherwise better competitive bids and for such other and further relief as the Court deems just.


     Respectfully submitted this 18th day of June, 2004.

                                        SENDER & WASSERMAN, P.C.



                                    By:_________________________________________
                                           John B. Wasserman, #10011
                                           Bonnie Bell Bond, #14923
                                           1999 Broadway, Suite 2305
                                           Denver, Colorado 80202
                                           (303) 296-1999; (303) 296-7600 (fax)
                                           bbond@sendwass.com

                                    ATTORNEYS FOR ONLINE POWER

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF COLORADO

IN RE:                                 )
                                       )
ONLINE POWER SUPPLY, INC.,             )        Case No. 04-20467 ABC
a Nevada Corporation,                  )             Chapter 11
                                       )
TIN:  84-1176494                       )
                                       )
             Debtor.                   )
________________________________________________________________________________

             ORDER APPROVING MOTION FOR APPROVAL OF: (1) PROCEDURES
                    FOR SALE OF ASSETS, (2) BREAK UP FEE AND
                  (3) NOTICE OF SALE TO EQUITY SECURITY HOLDERS

________________________________________________________________________________

     THIS MATTER, having come before the court on Debtor's Motion for Approval of (1) Procedures for Sale of Assets, (2) Break Up Fee and (3) Notice of Sale to Equity Security Holders, the Debtor having provided proper notice of the Motion pursuant to Local Rule 202, and being duly advised herein, hereby

          FINDS notice of the Motion and notice of the hearing on the Motion were appropriate in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Procedure,

          FURTHER FINDS the bid and auction procedures contained in paragraph 7 of the Motion, as modified at the Court's hearing on June 3, 2004, are fair and reasonable,

          FURTHER FINDS that in resolution of the Objection filed by the Office of the United States Trustee to the Break Up Fee that the Debtor and Saturn have withdrawn the request for approval of a Break Up Fee preserving the request for payment of Due Diligence Expenses as set forth in this Order, and

     ORDERS the Motion be and hereby is GRANTED, and the Court approves the following bid and auction procedures:

     1. The auction shall be conducted at 10:00 a.m. on Friday, August 20, 2004 at the offices of Sender & Wasserman, P.C., 1999 Broadway, Suite 2305, Denver, CO 80202. Parties wishing to submit overbids must appear either in person or by telephone. Any party appearing by telephone shall advise Debtor=s counsel of the number they can be reached at the time of the auction.

     2. Only bidders who have pre-qualified ("Qualified Bidders") shall be entitled to bid at the auction. Saturn shall be deemed a Qualified Bidder and shall be entitled to credit bid the outstanding balance of the Debtor in Possession Financing (including its reasonable attorney's fees associated with the Debtor in Possession Financing) as provided in the Motion. All other bidders must qualify by delivering to Debtor's counsel by 5:00 p.m. on Thursday, August 19, 2004, a $50,000 deposit ("Earnest Money") in the form of a cashier's check and provide proof to the Debtor and its counsel demonstrating financial ability to close. The Earnest Money will be deposited in an escrow account maintained by Debtor's counsel or held by Debtor's counsel if the Earnest Money is in the form of a cashier's check. The Debtor's counsel will keep the information supplied concerning each bidder's level of financial ability confidential throughout the bidding process. Earnest Money of all Qualified Bidders other than the Successful Bidder shall be returned within ten (10) days after the conclusion of the Court's Hearing on the approval of the Successful Bidder.

     3. The Debtor, subject to execution of an appropriate confidentiality agreement, shall provide prospective bidders with reasonable access to the Debtor's personnel and business records for the purpose of carrying out due diligence related to the submission of bids.

     4. The Debtor's counsel shall announce the opening of the auction. The Saturn Agreement shall be deemed the opening bid at the auction. Subsequent bids for the assets shall be considered in order by date and time of qualification as a Qualified Bidder. The first bid after the opening must be in the aggregate amount of $50,000 more than the Saturn Agreement and successive bids must be in the aggregate amount of $20,000 more than the prior bid. All bids shall be in writing on Bid Forms supplied by the Debtor.

     5. Each bid shall be a "firm offer" to purchase the Assets on the terms of the Saturn Agreement with no other contingencies of any nature or kind whatsoever. Overbids should not be conditioned upon due diligence to be performed subsequent to the hearing on approval of the sale. Overbidders shall be responsible for the payment of all costs and expenses incurred in connection with their due diligence investigation.

     6. Upon receipt of each bid, the Debtor's counsel will announce the name of the bidder, the aggregate amount of the bid, the allocation, if any in the bid, and will describe any additional terms contained in the bid. The Debtor's counsel will determine if each successive bid conforms to these rules and if such bid is higher and better than the previous bid. If Debtor's counsel determines a bid is higher and better, he will declare it to be the then current lead bid and all Qualified Bidders will be allowed to submit new bids. If the bid does not conform to the rules or is not higher and better, the Debtor will reject the bid and the then current lead bid will continue as a current lead bid.

     7. If a creditor's committee is formed, a representative of the committee may be present at the auction and shall be allowed to participate in all decisions regarding the qualification of prospective bidders, the conduct of the auction and the selection of the winning bid.

     8. A reasonable amount of time between rounds of bidding shall be allowed. Bidding shall continue among Qualified Bidders until, in the Debtor's opinion, the bidding is exhausted, at which time the Debtor's counsel shall announce that the auction has concluded. The current lead bid at the conclusion of the auction shall be determined to be the Successful Bidder. The bidding shall be final at the conclusion of the auction with no further right to bid. In the event the sale to the Successful Bidder does not close, the Debtor shall be authorized to sell to the next highest bidder.

     9. If no bid is received equaling or exceeding the minimum bid amount for the assets, the Debtor will sell the property pursuant to the pending Asset Purchase Agreement with Saturn.

     10. At the hearing on the Sale Motion, the Debtor's counsel shall identify the Qualified Bidder who is determined to be the Successful Bidder at the auction and the next highest bidder, and shall explain the reasons for selecting the Successful Bidder and the next highest bidder, and request the Court to enter an order authorizing sale to the Successful Bidder on the terms of the Saturn Agreement as modified by the terms of the Successful Bidder's final bid. If the Successful Bidder fails to close for any reason other than a material breach by the Debtor, the Successful Bidder will forfeit its Earnest Money to the estate, and the Trustee shall be authorized to sell to the next highest bidder.

     11. The Debtor shall file a Motion to Approve the Sale of the Assets and serve notice of the Motion in compliance with Fed. R. Bankr. P. 2002 by June 25, 2004. The deadline for responses to the Motion to Approve the Sale of Assets shall be July 19, 2004. The Debtor shall file a certificate of service evidencing compliance with the notice provision by July 2, 2004.

     12. The Court has scheduled a hearing on the approval of the Sale Motion and the Successful Bidder for August 20, 2004 at 1:30 p.m. in Courtroom C, United States Bankruptcy Court, 721 19th Street, Denver, CO 80202.

     13. The closing for the sale of the assets shall occur within ten (10) days following the Court's order approving the sale, but the sale must close no later than September 15, 2004.

     FURTHER ORDERS, subject to application and further order of the Court, Saturn, if it is not the Successful Bidder, shall be entitled to receive from the proceeds of the sale, reimbursement of its reasonable fees and expenses incurred in the negotiation and preparation of the Asset Purchase Agreement, due diligence and participation in the auction (including its reasonable professional fees) up to a maximum of $25,000.00 (the "Due Diligence Expenses"); provided, that any non-default fees and expenses reimbursed to Saturn under the Debtor in Possession Financing shall be credited against the $25,000.00 maximum,

     FURTHER ORDERS, that Saturn shall only be entitled to its Due Diligence Expenses if it is not eventually the Successful Bidder, whether as the high bidder or the next highest bidder, if the initial Successful Bidder fails to close,

     FURTHER ORDERS that the Notice to Equity Security Holders which the Debtor shall serve by June 25, 2004 shall contain the following information: (a) notice of the filing of the Chapter 11; (b) approval of the Debtor in Possession Financing; c) a summary of the sale procedures and break up fee and entry of the Order approving the same; (d) the date by which objections must be filed to the Sale Motion; (e) the date, time and place of the auction; and (f) that as a party in interest, equity holders have the right to examine the Debtor pursuant to Rule 2004 of the Bankruptcy Rules.

     FURTHER ORDERS, that the Debtor shall by June 25, 2004 file a Form 8-K in accordance with the Securities Exchange Act of 1934 setting forth the matters addressed in the Notice to Equity Holders and shall disseminate a press release to the same effect and post the press release and Form 8-K on the Debtor's website.

     FURTHER ORDERS that the Debtor shall file a certificate of compliance evidencing service of the Notice to Equity Security Holders and the filing of the Form 8-K by July 2, 2004.

     DATED this _________ day of ____________________, 2004.


                                       BY THE COURT:



                                       _________________________________________
                                       Honorable A. Bruce Campbell
                                       United States Bankruptcy Judge